UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2005

Tanger Factory Outlet Centers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 30, 2005, Tanger Factory Outlet Centers, Inc. (the “Company”) signed a purchase agreement with Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), acting on behalf of the client accounts of Cohen & Steers, relating to a registered direct offering of 3,000,000 of the Company’s common shares.  The registered direct offering is scheduled to close on or about September 2, 2005.  A copy of the agreement is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

The Company issued a press release announcing the signing of a purchase agreement between  the Company and Cohen & Steers relating to a registered direct offering of 3,000,000 of the Company’s common shares.  A copy of the press release announcing the agreement is filed as Exhibit 99.2 to this report and is incorporated herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2005

TANGER FACTORY OUTLET CENTERS, Inc.

/s/ Frank C. Marchisello, Jr.

Frank C. Marchisello, Jr.

Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1            Purchase agreement between Tanger Factory Outlet Centers, Inc. and Cohen & Steers Capital Management, Inc. relating to a registered direct offering of 3,000,000 of the Company’s common shares.

99.2            Press release announcing the signing of a purchase agreement between  Tanger Factory Outlet Centers, Inc. and Cohen & Steers Capital Management, Inc. relating to a registered direct offering of 3,000,000 of the Company’s common shares.